EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANT

AVG Technologies N.V.

Amsterdam, Netherlands

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of AVG Technologies N.V. (the “Company”) of our report dated October 7, 2011, relating to the consolidated financial statements of TuneUp Software GmbH appearing in the Prospectus dated February 1, 2012, filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-178992 on Form F-1.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO AG

Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

March 28, 2012